Form C

Cover Page

Name of issuer:

Compost Man, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MN

Date of organization: 10/19/1998

Physical address of issuer:

PO Box 7444
Saint Cloud MN 56302

Website of issuer:

http:/www.RenewableCarbon.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$75.00	$307.89
Cash & Cash Equivalents:	$75.00	$307.89
Accounts Receivable:	($169.17)	($3,500.00)
Short-term Debt:	$3,100.72	$157.32
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$785.69	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($2,709.93)	($3,036.21)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Compost Man, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
James McNelly	Managing Member	NaturSoil of California	1998

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
James McNelly	Secretary	1998
James McNelly	Managing Member	1998

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
James McNelly	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> While our technology can operate on open & closed landfills that are already largely permitted for composting or even brownfield sites, there are no guarantees that counties will approve the lease of these properties.
>
> The receipt of waste tipping fees is contingent on government regulations. Landfill fees in California average $48 per ton, which could change up or down.
>
> California has fertilizer labeling and definition regulations that could impact the company's ability to market it's products.

Our facilities require solid waste composting permits which are not certain to be approved and could take several years.

The state of California or federal government could enact regulations in the future that could impact the profitability of the enterprise negatively or positively.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity.

The Securities have numerous transfer restrictions and will likely be highly liquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The initial $1,000,000 offering is insufficient capitalization to reach 600 tons per day capacity which will be dependent on securing anticipated additional capital through renting, leasing, debt and perhaps, equity.

There is no guarantee that NaturSoil California will be successful in raising additional capital, securing contracts or be capable of growing up to the 600 ton per day capacity.

Jim McNelly continues to work as the Managing Partner of Renewable Carbon Management LLC, (RCM) manufacturer of the NaturTech Composting System and agent of the McNelly patents. While RCM is in a relative hiatus, not actively marketing its equipment, he is only committing a majority of his time to NaturSoil California.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described below, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds:

25% -- bring assets (in-vessel composting systems)for operation to California

25% -- general startup operations

45% -- getting assets operational

5% -- Wefunder Fee

If we raise: **$1,000,000**

Use of Proceeds:

5% -- Wefunder fee

2.5% -- bring assets (in-vessel composting systems) for operation to California

2.5% -- general startup operations

10% -- day-to-day operational expenses, including marketing and securing contracts

80% -- expanding operations in California to be able to process more compost

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$1 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $1,000,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor <u>**is not**</u> a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2018	Section 4(a)(2)	Membership units	$3,101	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Renewable Carbon Management LLC
Amount Invested	$3,101.00
Transaction type	Priced round
Issue date	01/01/18
Relationship	License holder of patents

Renewable Carbon Management LLC (RCM) is a related entity that sometimes works on projects with Compost Man LLC. Some costs of operating, including travel and entertainment, and vehicle and office expenses have been shared by these entities.

In this case, a depreciated composting equipment asset was transferred from RCM into Compost Man LLC. The original list value $250,000. For patent license and assets, RCM to receive future equity from Managing Member's equity share up to 10%.

Name	Linda McNelly
Amount Invested	$822.00
Transaction type	Loan
Issue date	01/01/15
Outstanding principal plus interest	$0.00 as of 04/06/18
Interest rate	0.0% per annum
Relationship	Managing Member's wife

During 2015, Jim McNelly was laid up due to two knee replacement surgeries and Linda McNelly, Jim's wife, paid many of Renewable Carbon's operating expenses from her private checking account as a zero interest unsecured loan. The loan had no formal agreement or maturity date. That amount was repaid in full on March 23, 2018.

Name	Renewable Carbon Management
Amount Invested	$31,889.00
Transaction type	Loan
Issue date	01/01/12
Outstanding principal plus interest	$0.00 as of 04/06/18
Interest rate	0.0% per annum
Relationship	Owned by Managing Member of Compost Man, LLC

In 2012, one of Renewable Carbon Management LLC's clients, Cascade Composting in Port Coquitlam, British Columbia filed bankruptcy during construction. RCM had unsecured liabilities to vendors during that transaction of which Jim McNelly, paid RCM's creditors the amount of $31,889.32 during 2015 and 2016 using personal funds received from an inheritance. This is an unsecured zero interest note which was entered as "due to managing partner." It had no formal maturity date and has since been fully repaid.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Designing in-vessel composting systems integrating bio-energy and biofertilizer production. Healthy soils are essential to healthy plants, animals and humans. Our technology is designed by operators for operators, elegant in its simplicity. Now we are starting up our own operation!

Recycling 600 tons a day of organics in California becoming an environmental utility ensuring protection of public health, air, water and soil.

Milestones

Compost Man, LLC was incorporated in the State of Minnesota in October 1998. NaturSoil brand was first used in 1976

Since then, we have:

- Orange County alone needs to divert 3,000 tons a day of organics.
- California needs to divert 23 million tons a year from landfills by 2025.
- We meet California air & water quality laws.
- We produce up to 4% nitrogen rich bio-fertilizer.
- Two NaturTech facilities won SWANA awards.
- NaturTech systems operating since 1992.
- Approved by U.S. Navy Engineering for use in all Federal installations.
- Compost Man, LLC sometimes works on projects with Renewable Carbon Management LLC (RCM). Some costs of operating, including travel and entertainment, and vehicle and office expenses have been shared by these entities. However, no intellectual property has been transferred between the two to date.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $785.69 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to 0% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $75, including $75 in cash. As of December 31, 2016, the Company had $307.89 in total assets, including $307.89 in cash.
- *Net loss.* The Company has had net loss of $2,709.93 and net loss of $3,036.21 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $3,100.72 for the fiscal year ended December 31, 2017 and $157.32 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $3,101 in equity and $32,711 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, we will begin operations of the company in California and expect to be revenue positive.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise additional capital in 6 months, in the form of debt financing. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Compost Man, LLC cash in hand is $1,250, as of April 2018. Over the last three months, revenues have averaged $3,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $3,000/month, for an average burn rate of $0 per month. Revenues have increased during 2018 as the company has secured additional jobs. If we are successful in this fundraise we intend to be profitable in 12 months, as this will allow us to open our office in California, purchase assets, and begin operations.

We will become an operating company upon receipt of funds. The NaturSoil company of California is currently not in operation. If we receive the funds from this raise, we will set up an office in California and expect our monthly expenses to jump to about $6,000. We also expect our profits to begin to rise within 2-3 months as the plan becomes operational, but cannot guarantee that. If we are not successful in this fundraise we will not immediately open our office in California and expect our expenses and costs to remain relatively constant, and we will continue to bootstrap the operation.

Once we are operating well will receive waste tipping fees immediately and we will have soil product to sell within 2-3 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://renewablecarbon.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

James McNelly

Appendix E: Supporting Documents

Compost_Man_Operating_Agreement.pdf

FOLLOW US FOR UPDATES
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INVEST IN NATURSOIL CALIFORNIA

Patented technology recycles organics to meet California environmental goals.

$0
raised of $100K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$1M valuation cap | 10% discount
A SAFE gives you the right to future shares in NaturSoil California. If you invest, you're betting the company will be worth more than $1M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $1M Valuation Cap & 20% Discount
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $1M valuation cap & 20% discount.

INVESTOR PERKS

$250+	PDF copy of "The Joy of Composting"
$500+	PDF copy of "The Joy of Composting" 5 viable redworm cocoons for adding to home composting bin.
$1,000+	PDF copy of "The Joy of Composting" 5 viable redworm cocoons for adding to home composting bin. Webinar with Founder.
$10,000+	Same as above plus advance signed copy of "Sustainable Civilization" by Jim McNelly

"Designing in-vessel composting systems integrating bio-energy and biofertilizer production. Healthy soils are essential to healthy plants, animals and humans. Our technology is designed by operators for operators, elegant in its simplicity. Now we are starting up our own operation!



Jim McNelly
MANAGING PARTNER, NATURSOIL CALIFORNIA

OUR AMBITION

Recycling 600 tons a day of organics in California becoming an environmental utility ensuring protection of public health, air, water and soil.

KEY FACTS

- Orange County alone needs to divert 3,000 tons a day of organics.
- California needs to divert 23 million tons a year from landfills by 2025.
- We meet California air & water quality laws.
- We produce up to 4% nitrogen rich bio-fertilizer using an Internationally patented methodology.
- Two NaturTech facilities won SWANA awards.
- Technology operating since 1992.
- Approved by U.S. Navy Engineering for use in all Federal installations.
- Significantly reduces greenhouse gas emissions and protects water quality.

renewablecarbon.com

FOOD · INFRASTRUCTURE · AG TECH · AGRICULTURE · BIO-TECH · CLEAN-TECH · COMPLIANCE · ENERGY · FARMING · FOOD TECH · SUSTAINABILITY · ENVIRONMENT

Why I Like NaturSoil California

> *Jim has shown me to be an astute observer of biological systems and very knowledgeable of the science and engineering of the composting process. His use of air control and temperature feedback in his composting system designs is a direct result of research I and others conducted in the 1980s designed to optimize the rate of decomposition in the composting process and mitigate nuisances and common problems seen in the composting industry such as delayed or partial decomposition and foul odors.*

Melvin S. Finstein, Ph.D.
EMERITUS PROFESSOR OF ENVIRONMENTAL SCIENCE, RUTGERS STATE UNIVERSITY



November 1, 2017 @ swana.org

Navy Whidbey Recycle Takes Another Award

Story Number: NNS021120-03 Release Date: 11/20/2002 8:35:00 AM WHIDBEY ISLAND, Wash. (NNS) -- Naval Air Station (NAS) Whidbey Island was recently presented the Solid Waste Association of North America (SWANA) Gold Award for
November 1, 2017 @ navy.mil

The NaturTech Composting System



The Most Affordable Large Scale Composting Technology Available that Meets California Air and Water Regulations

Economy of Scale at 600 Tons Composting Per Day	Operating Cost as low as $6 per ton	Capital paydown possible in under three years.

Founder



Jim McNelly

Managing Partner

It has been my vision for over 40 years to design, build, own & operate the world's first bio-refinery.

AND THE REST OF THE TEAM



James T. Hofmann

Marketing VP

Interview

− COLLAPSE ALL

WF: What's new about what you're making? How is it different?

NC: Strict air and water quality regulations, greenhouse gas reduction objectives along with new fertilizer run-off rules eliminates windrow composting as a solution to meet this quickly approaching mandate. Only those methodologies that use the Best Management Practices (BMPs) for composting of forced aeration, temperature control and bio-filtration can be permitted to receive organic solid waste.

Our service provides secure organic waste disposal using the patented NaturTech Composting System manufactured by Renewable Carbon Management LLC of Saint Cloud, Minnesota. This sequential batch technology uses modified Intermodal shipping containers for delivering BMPs. Perhaps of even greater significance is the patented "bio-fertilizer manufacturing process" whereby urea is added at the start of the composting process and the nitrogen is microbially converted into a stable form in concentrations up to eight times higher than conventional windrow composting. This enables the company to sell compost to markets other than landscaping opening up sales for planter mixes, turfgrass fertilizing and agriculture. These markets command prices at least five times higher than low nitrogen compost sold as a soil conditioner.

WF: How big is the market?

NC: The billion dollar per year composting segment of the seventy five billion dollar per year US solid waste industry is characterized by windrows, basically piles of organic matter on the ground that decompose into a soil amendment. The industry provides a service in which it is paid disposal fees and it produces a product, compost that is typically sold to the landscape industry. As a result of legislation in California under the heading of AB (assembly bill) 341, landfill diversion must reach 75% by the year 2020 which means that the composting industry alone in California could reach annual revenues of over two billion dollars in disposal fees alone, twice the size of the rest of the national composting industry. Given its climate for year round turfgrass and agriculture, California represents 25% of the $40 billion US annual nitrogen fertilizer market.

WF: Who are your competitors? How are you different?

NC: In California, windrows are not able to compete due to air quality rules. Of the three competing technologies that achieve BMPs, NaturTech has the lowest operating cost, the smallest footprint and can operate on active and closed landfills. The other technologies include aerated piles under roof, aerated piles under tarps and aerated piles under two foot compost filter caps. NaturTech has aerated piles inside containers. The most significant cost saving achieved by containerization is the virtual elimination of front-end loaders that consume at least six gallons of diesel per hour, cost over $400,000, have only a seven year productive life and require highly paid operators. NaturTech moves 40 ton containers using trailers and semi-trucks whereas a front-end loader can only move 4 tons per bucket load.

Aerated piles under roof are already operating in California processing wastewater treatment biosolids at disposal costs around $70 per ton. Landfill fees in California average $48 per ton and given the extra cost of separating organic waste at the source, removing contaminants such as plastics and collecting organics separately, the market is unlikely to bear disposal costs over $40 per ton, which is what the two competing BMP technologies cost. Windrow composting, which has the lowest initial capital cost, commonly operates at $20 per ton. The company proposes to charge $30 per ton, making it the lowest cost disposal option that meets BMPs.

WF: What do you understand about your business that others don't get?

NC: The founder of the Company and inventor of the NaturTech Composting System, Jim McNelly, has been in the organics recycling industry since 1975. He learned BMPs decades ago and began incorporating them into his design in anticipation of air quality regulations such as those California has recently enacted. Spending his first twenty years in the industry, NaturTech is the first composting technology that meets BMPs designed by a person with decades of experience in the industry. Not only is NaturTech the most cost-effective technology, it is elegant in its simplicity, easy to maintain and has components that are readily available in any community.

Other technologies cut cost corners such as using bunker style biofilters instead of containers but bunkers require a complete shutdown of the facility to refurbish. Other aerated pile technologies have design flaws such as forming piles or breaking down piles, enabling odor events. There are no such design flaws in the NaturTech process. Since the first demonstrator was built in 1992, No NaturTech facility has ever received an odor complaint.

WF: What's your biggest risk? What keeps you up at night?

NC: The biggest risk is that the technology, especially with the bio-fertilizer enhancement, is still too advanced for public officials and solid waste companies to comprehend. Most of the problems and risks that used to keep me up at night were associated with older technologies or design challenges in the NaturTech system. Problems such as rainfall events, drought, wind, vectors, and odors have all been eliminated. Since we have built so many NaturTech systems, we have addressed the minor design issues in the technology. Certainly there will still be improvements to be made, but the technology has been in operation over twenty years at some facilities and works predictably day in and day out.

WF: How will you make money?

NC: The disposal market for organic waste in California is already established. Orange County alone receives 2,000 tons per day of source separated green waste and expects that another 1,000 tons per day of clean food waste will be available by 2020. By opening an alternative disposal facility, that 3,000 tons would come to the NaturSoil facilities, representing potential income of $90,000 per day. The company expects to be profitable on waste disposal fees alone.

Once the material is received and composted, approximately 2,000 tons per day are available for sale. Even with an expected $10 per ton cost per ton for urea, the company projects that it will sell its compost for around $50 per ton, representing an additional $100,000 per day, all of which is pure profit.

WF: How do you acquire customers?

NC: The first goal is to secure processing locations and procure composting permits. These sites could be vacant industrial sites, agricultural lands, rail sidings, waste transfer stations, existing windrow composting businesses, closed landfills, active landfills, brownfield properties and container terminals. Once the sites are identified and permitted, the company opens its doors and charges whatever the market will bear, around $50 per ton.

For long term disposal agreements, generators such as waste disposal companies, food processing industries and counties would receive favorable disposal costs around $30 per ton. These would have to be guaranteed contracts sufficient for the company to secure debt financing.

For compost and bio-fertilizer sales, an active sales force will be hired to call upon farms, nurseries and greenhouses.

WF: Why is this business opportunity not already established?

NC: There are over a dozen facilities that have used the NaturTech Composting System. It is an established technology and has won numerous awards including two SWANA Awards and US Composting Council Facility of the Year. It is certified by US Navy Engineering for use in military and federal facilities. Only now as the inventor of the NaturTech Composting System and founder of both Renewable Carbon Management LLC and The NaturSoil Company decided to enter operations instead of only building NaturTech facilities for others.

The composting industry is characterized by single site, regional operations, usually windrow systems that are operated by companies that evolved out of the wood grinding, garbage hauling or landscaping industries. There are no national composting companies as low value soil amendments and topsoils are rarely transported over fifty miles. There are over 150 BMP composting facilities in the US, but nearly all are municipally owned and run and process wastewater treatment biosolids. Few compost food or green waste as they consider those materials to be the Solid Waste Department's problem, not a wastewater issue.

Communities, counties and garbage companies want to take care of their own waste and do not want to operate facilities that serve other regions or competitors. Landfill operators have already received their tipping fee once organic waste crosses the scale. The only incentive they have at that point is to extend the life of the landfill, which is rarely an issue. Large regional garbage companies typically have bonus incentives for their managers that involve volume, meaning tons hauled, tons transferred and tons disposed. They are not incentivized to reduce volume. In fact, they are opposed to composting that would take away their incentives.

BMP technologies by definition require a higher initial capital cost than windrows which often require little more than flat ground. It is difficult to capitalize BMP technology is there is little history or basis for justifying cash flow and relatively low disposal fees, around $20 per ton that are charged by windrow operations, are insufficient to economically justify capitalization of BMP technology.

The opportunity for a BMP based bio-fertilizer industry is just now emerging due to the perfect storm of regulations in California that mandate landfill diversion and ban windrow composting due to air regulations. While higher tipping fees, $30-$40 per ton help make the NaturTech Composting System more "bankable," it is the quality of the compost that makes this business proposal exceptional. Well-made compost at 2% nitrogen commands $60 to $100 per ton since it can be sold in the planter mix, nursery and greenhouse markets, markets that low nitrogen, weedy, and inconsistent windrow made compost can never reach. By adding the bio-fertilizer fermentation component to the technology which brings the stabilized nitrogen up to 4%, turfgrass top dressing markets up to $200 per ton become possible. The short answer is that composting has too often been seen only as an alternative waste disposal methodology but now it has become a soil and bio-fertilizer manufacturing enterprise.

RISKS

1

While our technology can operate on open & closed landfills that are already largely permitted for composting or even brownfield sites, there are no guarantees that counties will approve the lease of these properties.

2

The receipt of waste tipping fees is contingent on government regulations. Landfill fees in California average $48 per ton

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

NaturSoil California is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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